                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Newpark Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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

                                 (NEWPARK LOGO)

                                                                  April 18, 2001

Dear Fellow Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Thursday, June 14, 2001, at 10:00 a.m., Central Daylight Time, in Conference Room B at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana 70002. Both your Board of Directors and I hope you will be able to attend.

     There are two items on this year's agenda to which we direct your attention: (1) to elect seven directors to the Board; and (2) to ratify the selection of auditors. These items are described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares may be voted in accordance with your wishes.

                                           Sincerely,

                                      /s/ JAMES D. COLE

                                           JAMES D. COLE
                                           Chairman of the Board and
                                           Chief Executive Officer

                            NEWPARK RESOURCES, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 2001

                             ---------------------

To the Stockholders of Newpark Resources, Inc.

     The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation ("Newpark"), will be held on Thursday, June 14, 2001, at 10:00 a.m., Central Daylight Time, in Conference Room B at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana, for the following purposes:

          (1) To elect a Board of Directors;

          (2) To consider and act upon a proposal to ratify the selection of auditors; and

          (3) To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 16, 2001, will be entitled to notice of and to vote at the meeting and any adjournments of the meeting.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            NEWPARK RESOURCES, INC.

                                            /s/ EDAH KEATING
                                            Edah Keating
                                            Secretary

Metairie, Louisiana
Dated: April 18, 2001

                            NEWPARK RESOURCES, INC.
                     3850 NORTH CAUSEWAY BLVD., SUITE 1770
                           METAIRIE, LOUISIANA 70002

                             ---------------------

                                PROXY STATEMENT
                                 APRIL 18, 2001

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. ("Newpark"), for the Annual Meeting of Stockholders to be held on June 14, 2001, and any postponements or adjournments of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy were first mailed to stockholders on or about April 18, 2001.

     Any stockholder giving a proxy may revoke it before it is voted by notifying the Secretary of Newpark in writing before or at the meeting, by providing a proxy bearing a later date, or by attending the meeting and expressing a desire to vote in person. Subject to such revocation, all proxies will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF THE SELECTION OF AUDITORS AND, IN THE DISCRETION OF THE PERSONS ACTING AS PROXIES, UPON ANY OTHER MATTERS.

     Your cooperation in promptly returning the enclosed Proxy will reduce Newpark's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

     Only stockholders of record at the close of business on April 16, 2001 are entitled to receive notice of and to vote at the meeting. On that date, Newpark had outstanding 69,795,110 shares of common stock, each of which is entitled to one vote upon each proposal presented at the meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business.

     A plurality of the votes cast is required for the election of directors, while the affirmative vote of a majority of the outstanding shares of Newpark's common stock is necessary to ratify each of the other matters to be acted upon at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite stockholder vote.

     If sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any adjournment will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any adjournment.

     The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Newpark. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Newpark, but no additional compensation will be paid to these individuals on account of these activities. Newpark will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

     Seven directors are to be elected at the Annual Meeting. All directors hold office until the next Annual Meeting and until their respective successors are elected and qualified. Directors need not be stockholders. The Board of Directors has nominated for election as directors the seven persons named below, all of whom have indicated that they are able and willing to serve as directors. All nominees are incumbent directors.

     The Board of Directors recommends that the stockholders vote "FOR" the election of its nominees. Unless directed otherwise, the Board's proxies intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the Board's proxies will vote instead for such other person or persons as the Board of Directors may recommend.

     The following table sets forth certain information as of April 16, 2001, with respect to the Board's nominees:

                                                                    DIRECTOR
NAME OF NOMINEE                                               AGE    SINCE
---------------                                               ---   --------
James D. Cole...............................................  60      1976
Alan J. Kaufman.............................................  63      1987
James H. Stone..............................................  75      1987
William. Thomas Ballantine..................................  56      1993
David P. Hunt...............................................  59      1995
Roger C. Stull..............................................  60      2000
David C. Baldwin............................................  38      2000

BUSINESS EXPERIENCE OF DIRECTORS DURING THE PAST FIVE YEARS

     JAMES D. COLE joined Newpark in 1976, serving as Executive Vice President until May 1977, when he was elected President and Chief Executive Officer. Mr. Cole served as President of Newpark until the appointment of Mr. Ballantine as President in September 2000. Mr. Cole has served as a director since joining Newpark and was elected Chairman of the Board of Directors in April 1996.

     ALAN J. KAUFMAN, who retired in May 1997, had been engaged in the private practice of medicine since 1969. Dr. Kaufman is a neurosurgeon.

     JAMES H. STONE is Chairman of the Board of Stone Energy Corporation, which is engaged in oil and gas exploration.

     WILLIAM THOMAS BALLANTINE joined Newpark in December 1988, serving as Vice President of Operations, and was elected Executive Vice President in 1992. He was elected a Director of Newpark in October 1993 and President and Chief Operating Officer of Newpark in September 2000.

     DAVID P. HUNT joined Newpark's Board of Directors in November 1995. Prior to joining Newpark and until his retirement in 1995, Mr. Hunt was employed by Consolidated Natural Gas Company for 32 years, having most recently served as President and Chief Executive Officer of New Orleans based CNG Producing Company, an oil and gas exploration and production company.

     ROGER C. STULL joined Newpark's Board of Directors in June 2000. Mr. Stull is currently a principal in Stull Investments, L.L.C., a private investment company formed by Mr. Stull in August 1998. From 1963 until August 1998, Mr. Stull was the principal stockholder and the Chairman of the Board and Chief Executive Officer of Penhall International, Inc., one of the largest renters and operators of specialty equipment for the industrial market, particularly the construction industry, in the United States. The company was sold in August 1998.

     DAVID C. BALDWIN was elected to Newpark's Board of Directors in June 2000. For more than the past five years, Mr. Baldwin has been Managing Director of SCF Partners, a private investment company which focuses on energy service and equipment companies. Mr. Baldwin also serves as a director of Input/ Output, Inc., a New York Stock Exchange listed provider of seismic instrumentation, and as Chairman of the Board of Diamond Products, a privately-held supplier of diamond drill bits. Mr. Baldwin was originally elected to the Board of Directors to satisfy Newpark's obligations, under the terms of the purchase agreement pursuant to which an affiliate of SCF Partners purchased Newpark's Series A Convertible Preferred Stock, to have one person identified by that purchaser elected as a director of Newpark. Mr. Baldwin is again being nominated as a director in order to satisfy Newpark's obligations under this purchase agreement.

     No family relationships exist between any of the directors or officers of Newpark.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Newpark maintains an Audit Committee, the current members of which are David P. Hunt, Alan J. Kaufman and David C. Baldwin. The Audit Committee recommends a firm of independent auditors to examine Newpark's consolidated financial statements based on an annual performance evaluation and a determination of the auditors' independence, reviews the general scope of services to be rendered by the independent auditors, reviews the financial condition and results of operation of Newpark and makes inquiries as to the adequacy of Newpark's financial and accounting controls. The Audit Committee met five times during 2000.

     Newpark maintains a Compensation Committee whose current members are David
P. Hunt, Alan J. Kaufman, James H. Stone and Roger C. Stull. The Compensation Committee administers Newpark's stock option plans and is responsible for establishing and administering the compensation for the executive officers of Newpark. The Compensation Committee took action by unanimous written consent four times during 2000.

     Newpark's Board of Directors held six meetings during 2000 and took action by unanimous written consent three times. Each director attended at least 75% of the meetings of the Board of Directors and of each committee on which he served.

COMPENSATION OF DIRECTORS

     In 2000, each Newpark director who was not otherwise employed full time by Newpark received an annual retainer of $5,000, paid quarterly, and $1,500 for each board meeting attended. No payments were made to directors for telephonic board meetings, for committee meetings or for actions by written consent. All directors were reimbursed for travel expenses incurred in attending meetings of the Board and committee meetings. For 2001, the annual retainer has been increased to $15,000 and each director will receive $500 for each committee meeting attended. Directors will continue to receive $1,500 for each board meeting attended in person in 2001.

     Pursuant to the provisions of the 1993 Non-Employee Directors' Stock Option Plan, as amended, each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the stockholders or the Board of Directors), automatically will be granted a stock option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The plan also provides for the automatic additional grant to each non-employee director of stock options to purchase 10,000 shares of common stock each time the non-employee director is re-elected to the Board. In accordance with the provisions of this plan, on June 14, 2000, the date of their re-election to the Board at the 2000 Annual Meeting, Messrs. Hunt, Kaufman and Stone were each granted a stock option to purchase 10,000 shares of common stock at an exercise price of $8.75 per share, the fair market value of the common stock on the date of grant. In addition, on June 14, 2000, the date of their initial election to the Board, Messrs. Stull and Baldwin also were each granted a stock option to purchase 10,000 shares of common stock at an exercise price of $8.75 per share. Assuming their re-election to the Board at the 2001 Annual Meeting, Messrs. Hunt, Kaufman, Stone, Stull and Baldwin will each receive an additional 10,000 share option on June 14, 2001.

                               EXECUTIVE OFFICERS

     As of April 16, 2001, the executive officers of Newpark, their ages and positions are as follows:

NAME                                    AGE                  POSITION
----                                    ---                  --------
James D. Cole.........................  60    Chairman of the Board and Chief
                                              Executive Officer
William Thomas Ballantine.............  56    President and Chief Operating Officer
Matthew W. Hardey.....................  48    Vice President of Finance and Chief
                                                Financial Officer

     For a description of the business experience of Messrs. Ballantine and Cole during the past five years, see "ELECTION OF DIRECTORS -- Business Experience of Directors During the Past Five Years," above.

     MATTHEW W. HARDEY joined Newpark in May 1988 as Treasurer and Assistant Secretary and was elected Vice President of Finance and Chief Financial Officer in April 1991. From 1973 until joining Newpark, Mr. Hardey was employed in the commercial banking business.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information with respect to the beneficial ownership of Newpark's outstanding common stock as of April 16, 2001, by (i) each person who is known by Newpark to be the beneficial owner of more than five percent (5%) of Newpark's outstanding common stock (based on Schedules 13G filed with the Securities and Exchange Commission), (ii) each director and each nominee for director of Newpark, (iii) the executive officers of Newpark named in the Summary Compensation Table on page 6 and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by such person, except to the extent that authority is shared by spouses under applicable law.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER      PERCENT
------------------------------------                          ---------    -------
Liberty Wanger Asset Management(2)..........................  4,492,000      6.44%
  227 West Monroe Street, Suite 3000
  Chicago, IL 60606
Mellon Financial Corporation(3).............................  4,485,297      6.43%
  One Mellon Center
  Pittsburgh, PA 15258
Fletcher International, Ltd.(4).............................  9,473,805     11.97%
  c/o Fletcher Asset Management
  22 East 67th Street
  New York, NY 10021
James D. Cole(5)............................................  1,282,624      1.83%
Alan J. Kaufman(6)..........................................    857,292      1.23%
James H. Stone(7)...........................................    853,100      1.22%
Matthew W. Hardey...........................................    299,726         *
William Thomas Ballantine...................................    205,246         *
David C. Baldwin(8).........................................    185,289         *
David P. Hunt...............................................    110,900         *
Roger C. Stull..............................................     72,000         *
All directors and executive officers as a group (8
  persons)..................................................  3,866,177      5.48%

---------------

 *  Indicates ownership of less than one percent.

(1) Includes shares which may be purchased upon the exercise of stock options which are exercisable as of April 16, 2001, or become exercisable within 60 days thereafter, for the following: Mr. Cole -- 140,000 shares; Dr.
    Kaufman -- 59,900 shares; Mr. Stone -- 29,900 shares; Mr. Hardey -- 238,934 shares; Mr. Ballantine -- 204,000 shares; Mr. Hunt -- 92,900 shares; Mr. Stull -- 2,000 shares; Mr. Baldwin -- 2,000 shares; and all directors and executive officers as a group -- 769,634 shares.

(2) Shared voting and shared dispositive power with respect to all 4,492,000 shares.

(3) Sole voting power with respect to 3,499,864 shares and shared voting power with respect to 883,300 shares. Sole dispositive power with respect to 3,953,199 shares, and shared dispositive power with respect to 532,100 shares.

(4) Includes (a) 7,424,975 shares issuable upon conversion of and as dividends on Newpark's Series B Convertible Preferred Stock and Newpark's Series C Convertible Preferred Stock as of April 16, 2001 and (b) 1,900,000 shares of common stock issuable upon exercise of a warrant.

(5) Includes 280,336 shares held by four separate Trusts of which Mr. Cole is a Trustee and of which the beneficiaries are children of Mr. Cole. Mr. Cole disclaims ownership of the 280,336 shares held by the four Trusts.

(6) Includes 14,000 shares held in a Trust of which the beneficiaries are children of Dr. Kaufman and 12,600 shares held by his spouse. Dr. Kaufman disclaims beneficial ownership of these shares.

(7) Includes 12,200 shares held either as custodian for or in a trust of which the beneficiaries are children of Mr. Stone. Also includes 4,000 shares held in a partnership in which a company controlled by Mr. Stone is the majority partner, and 100,000 shares owned by the Stone Family Fund, LLC, of which Mr. Stone is the sole managing member and holds a 4% membership interest. Also includes 2,000 shares held by Mr. Stone's charitable foundation.

(8) Includes 183,289 shares of common stock held by SCF-IV, L.P., an affiliate of SCF Partners. Mr. Baldwin is the Managing Director of SCF Partners.

                             EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid to Newpark's Chief Executive Officer, Newpark's President and Chief Operating Officer and Newpark's Vice President of Finance and Chief Financial Officer (the only executive officers of Newpark) for services rendered in all capacities to Newpark for the years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                    ANNUAL COMPENSATION     ----------------------
                                  -----------------------   SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS      OPTIONS/SARS(1)       COMPENSATION(2)
---------------------------       ----   --------   -----   ----------------------   ---------------
James D. Cole...................  2000   $280,000    $0                 --               $10,050
  Chief Executive Officer         1999    280,000     0                 --                 5,900
                                  1998    280,000     0                 --                11,109
Wm. Thomas Ballantine...........  2000    220,000     0             20,000                10,050
  President and Chief             1999    220,000     0             25,000                 5,541
  Operating Officer               1998    220,000     0             20,000                 7,356
Matthew W. Hardey...............  2000    160,000     0             20,000                 6,323
  Vice President of Finance       1999    160,000     0             25,000                 5,398
  and Chief Financial Officer     1998    160,000     0             20,000                 7,138

---------------

(1) Number of shares of common stock underlying options granted under the 1995 Incentive Stock Option Plan.

(2) Includes contributions by Newpark to a defined contribution 401(k) Plan of $5,100 in 2000, $3,062 in 1999 and $6,159 in 1998 for Mr. Cole, $5,100 in
    2000, $4,203 in 1999 and $4,188 in 1998 for Mr. Ballantine, and $4,827 in
    2000, $4,624 in 1999 and $5,642 in 1998 for Mr. Hardey. Additional amounts indicated represent excess group term life insurance premiums paid by Newpark for the benefit of each of the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information at December 31, 2000, and for the year then ended, with respect to stock options granted to the individuals named in the Summary Compensation Table. No options have been granted at an option price below the fair market value of the common stock on the date of grant.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                NUMBER OF    PERCENTAGE OF                             ANNUAL RATE OF STOCK
                                SECURITIES   TOTAL OPTIONS                            PRICE APPRECIATION FOR
                                UNDERLYING    GRANTED TO     EXERCISE                     OPTION TERM(3)
                                 OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------
NAME                            GRANTED(1)       2000        SHARE(2)       DATE          5%          10%
----                            ----------   -------------   ---------   ----------   ----------   ----------
James D. Cole.................        --           --             --            --          --           --
Wm. Thomas Ballantine.........    20,000         1.42%        $5.125      01/05/07     $41,728      $97,244
Matthew W. Hardey.............    20,000         1.42%        $5.125      01/05/07      41,728       97,244

---------------

(1) The options were granted on January 5, 2000 under the 1995 Incentive Stock Option Plan and first become exercisable on January 5, 2001, vesting at the rate of one-third per year over the three years following the date of grant.

(2) At the discretion of the Compensation Committee, the exercise price may be paid by delivery of already-owned shares of common stock valued at the fair market value on the date of exercise, and the tax withholding obligations related to the exercise of the stock options, if any, may be satisfied by offset of the underlying shares, subject to certain conditions. The Compensation Committee retains the discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options, and the options are transferable so long as the transfer would not cause the options to fail to qualify for the exemption provided for in Section 16b-3 of the Securities Exchange Act of 1934, as determined by the Compensation Committee.

(3) The potential realizable values shown under these columns represent the future value of the options (net of exercise price) assuming the market price of the common stock appreciates annually by 5% and 10%, respectively. The 5% and 10% rates of appreciation are prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Newpark's common stock.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE

     The following table sets forth information for the named executive officers regarding the unexercised stock options held by them as of December 31, 2000. None of the named executive officers exercised any stock options during 2000.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                         OPTIONS HELD AT          IN-THE-MONEY OPTIONS
                                                        DECEMBER 31, 2000        AT DECEMBER 31, 2000(1)
                                                    -------------------------   -------------------------
NAME                                                EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                -------------------------   -------------------------
James D. Cole.....................................    140,000/     0              $805,350/$      0
Wm. Thomas Ballantine.............................    182,334/43,332              316,994/ 165,830
Matthew W. Hardey.................................    217,268/43,332              673,232/ 165,830

---------------

(1) Based on the closing price on the New York Stock Exchange of Newpark's common stock on that date ($9.5625), minus the exercise price.

EMPLOYMENT AGREEMENT

     James D. Cole serves as Chairman of the Board and Chief Executive Officer of Newpark pursuant to an employment agreement that automatically renews for successive one-year periods unless terminated by either party. Mr. Cole receives an annual base salary of $280,000 and is entitled to an annual bonus equal to 5% of Newpark's pre-tax profit (as defined in the employment agreement), subject to a maximum of such year's base salary.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of three independent directors who satisfy the requirements of independence as established in the New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

     Newpark's management is responsible for Newpark's internal accounting controls, financial reporting process and compliance with laws and regulations and ethical business standards. Newpark's independent auditors, Arthur Andersen LLP, are responsible for performing an independent audit of Newpark's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In keeping with that responsibility, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Newpark's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. In addition, the Audit Committee has discussed with Newpark's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

     Based on the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in Newpark's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved subject to ratification by the stockholders, the selection of Arthur Andersen LLP as Newpark's independent auditors for the 2001 fiscal year.

     In addition to performing the audit of Newpark's consolidated financial statements, Arthur Andersen LLP provided other services to Newpark during 2000. Set forth below are the aggregate fees paid by Newpark to Arthur Andersen LLP during 2000 for the specified categories of services:

        Audit and review of Newpark's 2000 consolidated financial statements -- $180,000
        All other services -- $157,878

     Arthur Andersen LLP did not provide Newpark with any services related to financial information systems design and implementation during 2000.

        Alan J. Kaufman
        David C. Baldwin
        David P. Hunt

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors sets Newpark's compensation policies applicable to executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors, and administers Newpark's stock option plans. The current members of the Compensation Committee are Messrs. Hunt, Kaufman, Stone and Stull, each of whom is a non-employee director. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

  Chief Executive Officer Compensation

     Mr. Cole's compensation for 2000 was based on his rights under his employment agreement with Newpark. This employment agreement was entered into in 1990 and provided for an initial term which expired on January 1, 1993. Thereafter, the employment agreement automatically renews for successive one-year periods unless terminated by either party. Mr. Cole received a base salary of $280,000 in 2000 under the Employment Agreement.

     In keeping with Newpark's objective of rewarding executive officers based on corporate performance, Mr. Cole's employment agreement also provides for a bonus equal to 5% of Newpark's pre-tax profit, subject to a maximum bonus equal to the amount of Mr. Cole's base salary. By excluding from the calculation of pre-tax profit any capital gains and focusing instead on income from operations, the employment agreement attempts to focus on the long-term prospects of Newpark. Based on the calculation of pre-tax profit under his employment agreement, Mr. Cole would have been entitled to receive a bonus of $280,000 for 2000. However, given the performance of Newpark during 2000 and the fact that no bonuses were going to be paid to any of the other executive officers of Newpark for 2000, the Compensation Committee and Mr. Cole agreed to modify Mr. Cole's employment agreement to provide that no bonus would be payable to Mr. Cole for 2000 regardless of the amount ultimately determined as Newpark's pre-tax profit for 2000.

     Mr. Cole also participates in Newpark's defined contribution plan.

  Executive Officers Compensation

     The compensation of executive officers other than Mr. Cole is determined initially by Mr. Cole, subject to review and approval by the Compensation Committee. In determining salaries, Mr. Cole and the Compensation Committee considered available information about the pay scales of companies of similar size in the oilfield services industry. The Compensation Committee believes that the salaries of these executive officers are comparable to the salaries of executive officers with similar responsibilities at other oilfield services companies. Given the performance of Newpark as a whole and the performance of individual operating units, no bonuses were paid to any of the executive officers for 2000.

     Newpark's incentive stock option program provides additional incentives to key employees to work to maximize stockholder value and provides a link between the interests of senior managers and stockholders. By utilizing vesting periods, the option program encourages key employees to remain in the employ of Newpark and provides a long-term perspective to the compensation available under the option program. During 2000, options to purchase 20,000 shares of common stock were granted to each of the executive officers other than Mr. Cole, with an exercise price equal to the fair market value of the common stock on the date of grant.

  Internal Revenue Code Amendments

     The Compensation Committee continues to consider the anticipated tax treatment to Newpark regarding the compensation and benefits paid to its Chief Executive Officer and the other executive officers of Newpark in light of the 1993 addition to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee will from time to time consider changes to Newpark's compensation structure, including amendments to its equity-based incentive plans, necessary to preserve the deductibility of all compensation paid by Newpark which is subject to Section 162(m) of the Code. While Newpark does not expect to pay its executive officers compensation in 2001 in excess of the Section 162(m) deductibility limit, the Board of Directors and the Compensation Committee retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

     If the Board's nominees are elected at the Annual Meeting, the Board intends to appoint David P. Hunt, Alan J. Kaufman, James H. Stone and Roger C. Stull to serve on the Compensation Committee.

David P. Hunt
Alan J. Kaufman
James H. Stone
Roger C. Stull

PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total stockholder return of Newpark common stock from December 31, 1995 through December 31, 2000 with the New York Stock Exchange Market Value Index, Newpark's broad equity market index, and the Media General Oil & Gas Equipment/ Services Index, Newpark's peer group index. The graph assumes that the value of the investment in Newpark common stock and each index was $100 on December 31, 1995 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or indicate possible future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           OF NEWPARK RESOURCES, INC., NEW YORK STOCK EXCHANGE MARKET
    VALUE INDEX, AND MEDIA GENERAL OIL & GAS FIELD EQUIPMENT/SERVICES INDEX

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------------------------------
                                  1995           1996           1997           1998           1999           2000
----------------------------------------------------------------------------------------------------------------------
 Newpark Resources, Inc.         100.00         167.42         314.61         122.47         110.11         171.92
 MG Group Index                  100.00         148.50         225.08         115.74         155.25         214.27
 NYSE Market Index               100.00         120.46         158.48         188.58         206.49         211.42

                     ASSUMES $100 INVESTED ON JAN. 01, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has again selected the accounting firm of Arthur Andersen LLP to serve as independent auditors for the current fiscal year, subject to ratification by the stockholders. The Board of Directors recommends a vote "FOR" ratification of this selection. Arthur Andersen LLP has served as Newpark's independent auditors since 1999. Stockholder ratification of the selection of auditors is not required under the laws of the State of Delaware, but the Board has determined to ascertain the position of the stockholders on the selection. The Board of Directors will reconsider the selection if it is not ratified by the stockholders.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by Newpark by December 31, 2001, to be considered by Newpark for inclusion in Newpark's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires Newpark's officers and directors, and persons who own more than ten-percent of a registered class of Newpark's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish Newpark with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to Newpark, or written representations that no Forms 5 were required, Newpark believes that during the period from January 1, 2000 to December 31, 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER MATTERS

     Neither Newpark nor any of the persons named as proxies knows of matters other than those described above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board.

     Newpark's Annual Report on Form 10-K for the year ended December 31, 2000 accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

     WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                                                       EXHIBIT A

                            NEWPARK RESOURCES, INC.

                            AUDIT COMMITTEE CHARTER

GENERAL

     The Audit Committee of the Board of Directors of Newpark Resources, Inc. shall consist of not less than three independent directors. Those directors serving on the Committee shall be determined annually by the Board of Directors. Committee Members shall be considered independent if they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the Members of the Committee must be financially literate with at least one having accounting or related financial management expertise. Company management, independent auditors and Corporate Counsel may attend each meeting or portions thereof as requested by the Committee. The Committee shall hold four meetings each year on a quarterly basis and may call special meetings when necessary.

RESPONSIBILITIES

     The Audit Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing the Company's annual financial statements. The Audit Committee does not provide any additional assurance as to the Company's financial statements or certification as to the work performed by the independent auditor.

     The following functions shall be the principal responsibilities of the Audit Committee in carrying out its oversight function.

          1. Provide an open avenue of communications between the independent auditors and the Board of Directors, including private sessions with the independent auditors, as the Committee may deem appropriate.

          2. Receive and review reports from Company management relating to the Company's financial reporting process, published financial statements or major disclosure items and the adequacy of the Company's system of internal controls.

          3. Receive and review reports from Company management and Counsel relating to legal and regulatory matters that may have a material impact on the Company's financial statements and Company compliance policies.

          4. Inquire of Company management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

          5. Review the audit program in terms of scope of work conducted or scheduled to be conducted related to the Company's financial statements which would include, as part of the audit, the Company's information technology procedures and controls.

          6. The Committee and Board shall be ultimately responsible for the selection, evaluation, and, when necessary, replacement of the independent auditors. The Committee will:

        - Recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification, based upon an annual performance evaluation and a determination of the auditors' independence;

        - Determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees;

        - Discuss with the independent auditors if any disclosed relationship or service could impact the auditors' objectivity and independence; and

        - Recommend that the Board take appropriate action in response to the auditors' statements to ensure the independence of the independent auditors.

          7. Meet with independent auditors and review their report to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The independent auditors are ultimately accountable to the Board and the Committee on all such matters.

          8. Prepare a Report, for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

          9. Review and assess the adequacy of the Audit Committee's charter annually. Submit any necessary or appropriate revisions therein to the Board for its consideration and approval.

MEETINGS AND QUORUM

     Meetings may be conducted on reasonable notice to the Committee members, at a mutually agreed location or by telephone conference call, as deemed appropriate by the Committee Chairman. Attendance by three members shall constitute a quorum for the transaction of business at any meeting.

                            NEWPARK RESOURCES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2001


The undersigned, revoking any previous proxies for such stock, hereby appoints James D. Cole and Edah Keating, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of NEWPARK RESOURCES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC. to be held on June 14, 2001, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned on the reverse side and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE

                         ANNUAL MEETING OF STOCKHOLDERS
                            NEWPARK RESOURCES, INC.

                                 JUNE 14, 2001




                                      o Please Detach and Mail in the Envelope Provided o
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
     PLEASE MARK YOUR
A[X] VOTES AS IN THIS
     EXAMPLE.

Vote this Proxy as follows:
                                 WITHHELD
                               vote for all
                  FOR         nominees listed
1. Election                                             NOMINEES:                         2. Proposal to ratify the selection of
   of Directors   [ ]              [ ]                  David C. Baldwin,                    Arthur Andersen LLP as independent
                                                        William Thomas Bellantine,           auditors;
Instruction: To withhold authority to vote for any      James D. Cole, David P. Hunt,
individual nominee, mark through the nominee's name.    Alan J. Kaufman, James H. Stone      FOR     AGAINST    ABSTAIN
                                                        and Roger C. Stull                   [ ]       [ ]        [ ]

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE
VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE
RATIFICATION OF AUDITORS AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS
ACTING AS PROXIES.

IMPORTANT: PLEASE SIGN PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON AND
RETURN IN THE ENCLOSED ENVELOPE.



SIGNATURE                              DATE               SIGNATURE                        DATE
         -----------------------------     -------------           ---------------------        ----------------------------------

Important:  Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, each should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s). If this Proxy is submitted to a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.
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